Exhibit 4.53
THIS TENTH SUPPLEMENTAL INDENTURE, dated as of October 31, 2016 by and among TOLL BROTHERS FINANCE CORP. (the “Issuer”), the parties listed on Schedule A hereto (each a “Surviving Guarantor” and collectively, the “Surviving Guarantors”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).
WHEREAS, in connection with the mergers of certain Guarantors (each a "Merged Guarantor" as listed on Schedule B hereto) with and into the Surviving Guarantors appearing next to such Merged Guarantors on Schedule B hereto, each of the Surviving Guarantors is executing and delivering this Tenth Supplemental Indenture to affirm its obligations under the Indenture (as defined on Exhibit A attached hereto) pursuant to Sections 5.01 and 9.01(b) thereof; and
WHEREAS, the consent of Holders to the execution and delivery of this Tenth Supplemental Indenture is not required, and all other actions required to be taken under the Indenture with respect to this Tenth Supplemental Indenture have been taken.
NOW, THEREFORE IT IS AGREED:
Section 1.Definitions. Capitalized terms used in this Tenth Supplemental Indenture and not otherwise defined herein (including Exhibit A attached hereto) shall have the meanings ascribed to them in the Indenture.
Section 2.    Joinder. Each Surviving Guarantor agrees that by its entering into this Tenth Supplemental Indenture, such Surviving Guarantor hereby ratifies, approves and confirms in all respects its obligations under the Original Indenture both in its own capacity and as successor to its respective Merged Guarantor.
Section 3.    Ratification of Indenture. This Tenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Tenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 4.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 5.    Successors and Assigns. All covenants and agreements in this Tenth Supplemental Indenture by each Surviving Guarantor shall bind each such Surviving Guarantor’s successors and assigns, whether so expressed or not.
Section 6.    Separability Clause. In case any one or more of the provisions contained in this Tenth Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 7.    Governing Law. This Tenth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Tenth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of this Tenth Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

Section 8.    Counterparts. This Tenth Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
Section 9.    Role of Trustee. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture.
IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the date first above written.

TOLL BROTHERS FINANCE CORP.,
as Issuer

By:	/s/ Joseph R. Sicree
Name: Joseph R. Sicree
Title: Senior Vice President

THE SURVIVING GUARANTORS NAMED ON
SCHEDULE A HERETO,
as Guarantors

By:	/s/ Joseph R. Sicree
Name: Joseph R. Sicree
Title: Designated Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:	/s/ Laurence J. O'Brien
Name: Laurence J. O'Brien
Title: Vice President

SCHEDULE A

SURVIVING GUARANTORS

51 N. 8th Street L.P.
110-112 Third Ave. Realty Corp.
Belmont Land, L.P.
Fairway Valley, Inc.
First Brandywine Investment Corp. IV
MA Limited Land Corporation
Toll Bros., Inc.
Toll CA, L.P.
Toll FL III Limited Partnership
Toll IL HWCC, L.P.
Toll Land X Limited Partnership
Toll MD Limited Partnership
Toll MD III Limited Partnership
Toll Mid-Atlantic LP Company, Inc.
Toll Midwest LLC
Toll NJ IV, L.P.
Toll Northeast LP Company, Inc.
Toll Peppertree, Inc.
Toll RI GP Corp.
Toll Southeast LP Company, Inc.
Toll VA Member Two, Inc.
Toll West Coast LLC

SCHEDULE B

LIST OF MERGERS

MERGING GUARANTORS            SURVIVING GUARANTORS

Arizona LLC to be merged            Arizona LLC will be merged into

C.B.A.Z. Construction Company LLC        Toll VA Member Two, Inc.

California LP to be merged            California LP will be merged into

Toll YL, L.P.                    Toll West Coast LLC

California LLCs to be merged            California LLCs to be merged into

Golf I Country Club Estates at            Toll CA, L.P.
Moorpark LLC

Golf II Country Club Estates at            Toll CA, L.P.
Moorpark LLC

Paramount Village LLC                Toll West Coast LLC

Delaware LLCs to be merged            Delaware LLCs to be merged into

C.B.A.Z. Holding Company LLC        Toll VA Member Two, Inc.

First Brandywine LLC III            First Brandywine Investment Corp. IV

First Brandywine LLC IV            First Brandywine Investment Corp. IV

Florida LPs to be merged            Florida LPs will be merged into

TBI/Naples Limited Partnership            Toll Southeast LP Company, Inc.

Toll Livingston at Naples Limited Partnership    Toll Southeast LP Company, Inc.

Florida LLCs to be merged            Florida LLCs to be merged into

Lighthouse Point Land Company LLC        Toll FL III Limited Partnership

Toll Realty LLC                Toll Bros., Inc.

Illinois LLC to be merged            Illinois LLC to be merged into

Hawthorn Woods Country Club II LLC        Toll IL HWCC, L.P.

MERGING GUARANTORS            SURVIVING GUARANTORS

MD LLCs to be merged            MD LLCs will be merged into

2301 Fallston Road LLC            Toll MD Limited Partnership

Arthur’s Woods LLC                Toll MD Limited Partnership

Longmeadow Properties LLC            Toll MD III Limited Partnership

Phillips Drive LLC                Toll MD III Limited Partnership

MA LP to be merged                MA LP will be merged into

Huckins Farm Limited Partnership        Toll Northeast LP Company, Inc.

MI LPs to be merged                MI LPs to be merged into

Toll at Honey Creek Limited Partnership        Toll Midwest LLC

Toll Northville Limited Partnership        Toll Midwest LLC

NH LP to be merged                NH LP will be merged into

Toll NH Limited Partnership            Toll Northeast LP Company, Inc.

NJ LPs to be merged                NJ LPs to be merged into

Estates at Rivers Edge, L.P.            MA Limited Land Corporation

Greenwich Chase, L.P.                Toll Northeast LP Company, Inc.

West Amwell Limited Partnership        Fairway Valley, Inc.

NJ LLCs to be merged                NJ LLCs to be merged into

Regency at Mansfield I LLC            Toll NJ IV, L.P.

Regency at Mansfield II LLC            Toll NJ IV, L.P.

NY LP to be merged                NY LP to be merged into

51 N. 8th Street L.P.                Toll Northeast LP Company, Inc.

NY LLCs to be merged            NY LLCs to be merged into

5-01 – 5-17 48th Avenue LLC            Toll Northeast LP Company, Inc.

5-01 – 5-17 48th Avenue II LLC            Toll Northeast LP Company, Inc.

MERGING GUARANTORS            SURVIVING GUARANTORS

5-01 – 5-17 48th Avenue GC LLC        51 N. 8th Street L.P.

5-01 – 5-17 48th Avenue GC II LLC        51 N. 8th Street L.P.

51 N. 58th Street GC LLC            51 N. 8th Street L.P.

51 N. 8th Street GC II LLC            51 N. 8th Street L.P.

51 N. 8th Street I LLC                Toll Peppertree, Inc.

110-112 Third Ave. GC LLC            110-112 Third Ave. Realty Corp.

110-112 Third Ave. GC II LLC            110-112 Third Ave. Realty Corp.

OH LP to be merged                OH LP to be merged into

Toll Land XXVI Limited Partnership        Toll Midwest LLC

PA LP to be merged                PA LP to be merged into

Blue Bell Country Club, L.P.            Toll Mid-Atlantic LP Company, Inc.

RI LLC to be merged                RI LLC to be merged into

Toll Vanderbilt I LLC                Toll RI GP Corp.

TN LP to be merged                TN LP to be merged into

Wilson Concord, L.P.                Toll Bros., Inc.

VA LPs to be merged                VA LPs to be merged into

Farmwell Hunt, L.P.                Toll Mid-Atlantic LP Company, Inc.

Great Falls Hunt, L.P.                Toll Mid-Atlantic LP Company, Inc.

VA LLCs to be merged                VA LLCs to be merged into

The Ridges at Belmont Country Club I LLC    Belmont Land, L.P.

The Ridges at Belmont Country Club II LLC    Belmont Land, L.P.

Prince William Land I LLC            Toll Land X Limited Partnership

Prince William Land II LLC            Toll Land X Limited Partnership

EXHIBIT A

For purposes of this Tenth Supplemental Indenture, the term “Indenture” shall mean that certain Indenture, dated as of September 11, 2012 (the “Original Indenture”) by and among Toll Brothers Finance Corp., Toll Brothers, Inc. as Guarantor, the other Guarantors identified therein and the Trustee; (i) the First Supplemental Indenture dated as of April 30, 2013 (the “First Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such First Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (ii) the Second Supplemental Indenture dated as of April 30, 2014 (the “Second Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Second Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (iii) the Third Supplemental Indenture dated as of July 31, 2014 (the “Third Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Third Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (iv) the Fourth Supplemental Indenture dated as of October 31, 2014 (the “Fourth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fourth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (v) the Fifth Supplemental Indenture dated as of January 30, 2015 (the “Fifth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Fifth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (vi) the Sixth Supplemental Indenture dated as of January 30, 2015 (the “Sixth Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Sixth Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (vii) the Seventh Supplemental Indenture dated as of October 30, 2015 (the “Seventh Supplemental Indenture”), by and among the parties listed on Schedule A thereto (who, pursuant to such Seventh Supplemental Indenture, affirmed their obligation as Guarantors) and the Trustee; (viii) the Eighth Supplemental Indenture dated as of January 29, 2016 (the “Eighth Supplemental Indenture”), by and between the party listed on Schedule A thereto (who, pursuant to such Eighth Supplemental Indenture, affirmed its obligation as a Guarantor) and the Trustee; (ix) the Ninth Supplemental Indenture dated as of April 29, 2016 (the “Ninth Supplemental Indenture”) by and among the parties listed on Schedule A thereto (who, pursuant to such Ninth Supplemental Indenture, affirmed their obligations as a Guarantor) and the Trustee; and as may be further supplemented (including by this Tenth Supplemental Indenture) and/or amended.